Exhibit 99.1

Date:	June 6, 2013
For Release:	Immediate
Contact:	Investor Contact:
	Neal E. Murphy	Joseph Hassett, SVP
	Vice President of Finance, CFO	Gregory FCA Communications
	215-723-6751	610-228-2110

Met-Pro Corporation Announces First Quarter Financial Results

Harleysville, PA, June 6, 2013 – Met-Pro Corporation (NYSE: MPR-News) today announced the Company’s financial results for the first quarter ended April 30, 2013.

First quarter net sales were $22.0 million, compared with $25.2 million for the same quarter last year. First quarter net income totaled $0.2 million and diluted earnings per share were $0.02 compared with net income of $1.3 million and diluted earnings per share of $0.09 for the same period last year. Non-GAAP net income for the current quarter was $1.5 million, or $0.10 per share, and excludes $1.4 million (on a pre-tax basis) of legal, investment banking, accounting and other transaction related expenses associated with the Company’s previously announced acquisition by CECO Environmental Corp. Non-GAAP net income and non-GAAP earnings per share are defined later in this press release in the section “Reconciliation of GAAP to non-GAAP financial measures”
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Gross profit margin was 36.5% for the current quarter as compared with 35.5% and 35.1% for the first and fourth quarters of last year, respectively.

Selling, general and administrative expenses were $5.7 million for the current quarter as compared with $7.2 million and $6.0 million in the first and fourth quarters of last year, respectively. The previous year’s first quarter selling, general and administrative expenses of $7.2 million included one-time costs of approximately $0.7 million incurred in connection with the transition to a new Chief Financial Officer.

Bookings for the first quarter were $24.1 million compared with $27.0 million for the first quarter last year. The Company’s backlog of orders as of April 30, 2013 was $27.0 million compared with $30.5 million last year. A majority of the Company’s April 30, 2013 backlog is expected to be shipped during the current fiscal year.

“Our results for the first quarter reflect the effect of the delayed timing of orders and shipment of projects for certain customers, with revenues and bookings both down from year ago levels,” stated Raymond J. De Hont, Chief Executive Officer and President. “Behind those results, however, our pipeline remains robust, as the Met-Pro brands continue to create new business opportunities across our various businesses, both domestically and internationally. On a positive note, our efficiency initiatives and disciplined cost control enabled us to expand gross margins, while reducing selling, general and administrative expenses compared with the first quarter a year ago. In addition, our balance sheet has never been stronger. Based on the overall tenor of business, the significant improvements being achieved operationally, and our growing pipeline of potential opportunities, we continue to remain optimistic regarding our forward prospects.”

On April 22, 2013, Met-Pro Corporation announced that it had entered into a definitive agreement to be acquired by CECO Environmental Corp. (NasdaqGM: CECE). Pursuant to the terms of the definitive agreement, CECO will acquire all of the outstanding shares of Met-Pro common stock in a cash and stock transaction valued at a total of approximately $210 million. The completion of the acquisition is subject to standard closing conditions including the approval of the stockholders of both Met-Pro and CECO. Please refer to our Current Report on Form 8-K filed with the SEC on April 22, 2013, the Form S-4 filed by CECO on May 23, 2013, and our other SEC filings for more information.

Mr. De Hont commented, “We are very excited about the recent announced transaction between Met-Pro Corporation and CECO Environmental Corp. This is truly a combination in which the whole will be much greater than the sum of the parts.  We are confident that this combination will lead to increased growth and profitability well beyond what would have been achieved by either company on a standalone basis. The market synergies, the expanded global footprint, the diversification of product platform, and the cost efficiencies associated with combining two smaller public companies are just a few of the compelling drivers behind this combination. Further, the strong financial position of the combined company will enable continued expansion and market leadership in our chosen markets. The benefits from this merger will generate significant value for all of our shareholders.”

On March 15, 2013, the Company paid a quarterly dividend of $0.0725 per share to shareholders of record at the close of business on March 1, 2013. In addition, the Board of Directors, at their meeting on April 1, 2013, declared a quarterly dividend of $0.0725 per share payable June 14, 2013 to shareholders of record at the close of business on May 31, 2013. This is the twenty-second consecutive year that Met-Pro Corporation has paid a cash dividend.

Mr. De Hont and Neal E. Murphy, Vice President of Finance and Chief Financial Officer, will hold a conference call for investors today, June 6, 2013, at 11:00 AM (Eastern). Met-Pro’s earnings release and the accompanying financial supplement, which includes significant financial information to be discussed during the conference call, will be available on Met-Pro’s Investor Relations website at www.met-pro.com/news/news-releases prior to the beginning of the conference call.

Interested persons who wish to hear the live webcast should go to the Met-Pro Corporation website prior to the starting time to register, download and install any necessary audio software.

You may also participate by calling the US/Canada Dial-In # 877-818-7738 or the International Dial-In # 706-643-9333 (conference ID 71310163) at 10:55 AM (Eastern) today. A taped replay of the conference call will be available within two hours of the conclusion of the call and until June 20, 2013. To access the taped replay, call the US/Canada Dial-In # 855-859-2056 or the International Dial-In # 404-537-3406 and enter conference ID 71310163.

Proxy Solicitation

Met-Pro and CECO, and certain of their respective directors, executive officers and other members of management and employees are participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of Met-Pro is set forth in its proxy statement for its 2013 annual meeting of shareholders and Met-Pro’s Form 10-K for the year ended January 31, 2013. Information about the directors and executive officers of CECO is set forth in the proxy statement for its 2013 annual meeting of shareholders and CECO’s 10-K for the year ended December 31, 2012. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the prospectus/proxy statement for such proposed transactions filed by CECO in the Form S-4 filed on May 23, 2013.

Additional Information and Where to Find It

This communication is not a substitute for the prospectus/proxy statement Met-Pro and CECO will file with the SEC. Investors in Met-Pro or CECO are urged to read the prospectus/proxy statement, which will contain important information, including detailed risk factors, when it becomes available. The prospectus/proxy statement and other documents that will be filed by Met-Pro and CECO with the SEC will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to Met-Pro Corporation, P.O. Box 144, Harleysville, Pennsylvania 19438, Attention: Investor Relations; or to CECO Environmental Corp., 4625 Red Bank Road, Suite 200, Cincinnati, Ohio 45227, Attention: Investor Relations. A final prospectus/proxy statement will be mailed to shareholders of Met-Pro and CECO’s stockholders.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, is a leading niche-oriented global provider of product recovery, pollution control, fluid handling and filtration solutions. The Company’s diverse and synergistic solutions and products address the world’s growing need for clean air and water, reduced energy consumption and improved operating efficiencies. Through its global sales organization, internationally recognized brands, and operations in North America, South America, Europe and The People's Republic of China, Met-Pro’s solutions, products and systems are sold to a well-diversified cross-section of customers and markets around the world. For more information, please visit www.met-pro.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this news release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company), contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, goodwill impairment, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws. You should carefully consider the factors discussed in Part I, “Item 1A Risk Factors” in our Annual Report on Form 10-K for the year ended January 31, 2013 as filed with the Securities and Exchange Commission.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s website at www.met-pro.com.

Met-Pro Corporation and Subsidiaries
Consolidated Statements of Income
(unaudited)

	Three Months Ended April 30,
	2013	2012
Net sales	$21,967,876	$25,207,061
Cost of goods sold	13,956,466	16,256,535
Gross profit	8,011,410	8,950,526

Selling	2,717,246	3,059,581
General and administrative	3,019,415	4,144,089
Total selling, general and administrative	5,736,661	7,203,670
Acquisition expenses	1,392,819	–
Income from operations	881,930	1,746,856

Interest expense	(36,417)	(42,535)
Other (expense) income	(9,311)	45,925
Income before taxes	836,202	1,750,246

Provision for taxes	605,947	491,548
Net income	$230,255	$1,258,698

Earnings per share, basic	$.02	$.09
Earnings per share, diluted	$.02	$.09

Average common shares outstanding:
Basic shares	14,697,269	14,678,628
Diluted shares	14,854,906	14,744,826

Met-Pro Corporation and Subsidiaries
Consolidated Balance Sheets

	April 30, 2013	January 31, 2013
Assets	(unaudited)
Current assets
Cash and cash equivalents	$39,398,603	$33,305,908
Short-term investments	512,325	1,022,266
Accounts receivable, net of allowance for doubtful accounts of $287,351 and $288,102, respectively	15,309,966	19,094,589
Inventories	17,973,142	17,870,720
Prepaid expenses, deposits and other current assets	1,594,453	1,848,049
Deferred income taxes	1,214	1,043
Total current assets	74,789,703	73,142,575

Property, plant and equipment, net	19,161,719	19,499,593
Goodwill	20,798,913	20,798,913
Other assets	2,820,720	2,814,100
Total assets	$117,571,055	$116,255,181

Liabilities and shareholders’ equity
Current liabilities
Current portion of debt	$365,522	$369,622
Accounts payable	6,581,059	6,081,691
Accrued salaries, wages and benefits	1,406,130	1,775,438
Other accrued expenses	3,050,415	2,780,051
Dividend payable	1,070,074	1,068,862
Customers’ advances	3,217,088	1,397,553
Total current liabilities	15,690,288	13,473,217

Long-term debt	2,170,358	2,269,885
Accrued pension retirement benefits	9,738,594	9,652,313
Other non-current liabilities	59,137	58,589
Deferred income taxes	2,118,355	2,118,801
Total liabilities	29,776,732	27,572,805
Commitments and contingencies
Shareholders’ equity
Common shares, $.10 par value; 36,000,000 shares authorized, 15,928,679 shares issued, of which 1,230,581 and 1,231,824 shares were reacquired and held in treasury at the respective dates	1,592,868	1,592,868
Additional paid-in capital	5,032,209	4,899,188
Retained earnings	99,217,801	100,054,279
Accumulated other comprehensive loss	(7,758,740)	(7,613,536)
Treasury shares, at cost	(10,289,815)	(10,250,423)
Total shareholders’ equity	87,794,323	88,682,376
Total liabilities and shareholders’ equity	$117,571,055	$116,255,181

Met-Pro Corporation and Subsidiaries
Consolidated Business Segment Data
(unaudited)

	Three Months Ended April 30,
	2013	2012
Net sales
Product Recovery/Pollution Control Technologies	$8,960,364	$10,500,840
Fluid Handling Technologies	8,121,186	9,400,199
Mefiag Filtration Technologies	2,635,229	2,852,166
Filtration/Purification Technologies	2,251,097	2,453,856
	$21,967,876	$25,207,061

Income (loss) from operations
Product Recovery/Pollution Control Technologies	$134,881	$(443,062)
Fluid Handling Technologies	2,058,027	2,384,370
Mefiag Filtration Technologies	(34,731)	(72,088)
Filtration/Purification Technologies	116,572	(122,364)
Acquisition Expenses	(1,392,819)	–
	$881,930	$1,746,856

	April 30, 2013	January 31, 2013
Identifiable assets
Product Recovery/Pollution Control Technologies	$35,928,133	$37,932,865
Fluid Handling Technologies	18,982,592	20,093,881
Mefiag Filtration Technologies	14,966,538	15,643,078
Filtration/Purification Technologies	7,900,359	8,011,212
	77,777,622	81,681,036
Corporate	39,793,433	34,574,145
	$117,571,055	$116,255,181

Met-Pro Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended April 30,
	2013	2012
Cash flows from operating activities
Net income	$230,255	$1,258,698
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	537,160	487,599
Stock-based compensation	103,451	441,401
Deferred income taxes	(78,683)	(209,278)
(Gain)/loss on sales of property and equipment, net	(19, 500)	1,080
Allowance for doubtful accounts	(751)	(38,862)
Change in operating assets and liabilities:
Accounts receivable	3,713,797	2,171,197
Inventories	(161,868)	(1,361,633)
Prepaid expenses, deposits and other assets	195,949	123,755
Accounts payable and accrued expenses	569,867	(862,836)
Customers’ advances	1,819,481	(1,036,453)
Accrued pension retirement benefits	86,280	62,569
Other non-current liabilities	549	549

Net cash provided by operating activities	6,995,987	1,037,786

Cash flows from investing activities
Proceeds from sale of property and equipment	19,500	–
Acquisitions of property and equipment	(258,735)	(474,884)
Purchases of investments	(253,323)	(763,264)
Proceeds from maturities of investments	763,264	756,073

Net cash provided by (used in) investing activities	270,706	(482,075)

Cash flows from financing activities
Reduction of debt	(91,347)	(387,451)
Exercise of stock options	123,210	–
Payment of dividends	(1,065,522)	(1,042,183)
Purchase of treasury shares	(133,032)	–

Net cash used in financing activities	(1,166,691)	(1,429,634)
Effect of exchange rate changes on cash	(7,307)	11,495

Net increase (decrease) in cash and cash equivalents	6,092,695	(862,428)

Cash and cash equivalents at February 1	33,305,908	34,581,394
Cash and cash equivalents at April 30	$39,398,603	$33,718,966

Met-Pro Corporation
Reconciliation of GAAP to non-GAAP financial measures
 (unaudited)

	Three Months Ended April 30,
	2013	2012
Reconciliation of GAAP operating income and GAAP operating margin:
Income from operations in accordance with GAAP	$881,930	$1,746,856
Operating margin in accordance with GAAP	4.0%	7.0%
Acquisition expenses	1,392,819	–
CFO separation/transition expenses	–	695,000
Non-GAAP income from operations	$2,274,749	$2,441,856
Non-GAAP operating margin	10.4%	9.7%

Reconciliation of GAAP net income:
Net income in accordance with GAAP	$230,255	$1,258,698
Acquisition expenses	1,392,819	–
CFO separation/transition expenses	–	695,000
Tax benefit of acquisition expenses	(129,630)	–
Tax benefit of CFO separation/transition expenses	–	(364,652)
Non-GAAP net income	$1,493,444	$1,589,046

Per share data:
Non-GAAP net income per basic share (14,697,269 and 14,678,628, respectively)	$.10	$.11
Non-GAAP net income per diluted share (14,854,906 and 14,744,826, respectively)	$.10	$.11

Met-Pro is providing the non-GAAP financial measures presented above as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of Met-Pro’s core operations. A “non-GAAP financial measure” is a numerical measure of a company’s historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Non-GAAP net income, non-GAAP operating income, non-GAAP operating margin, and non-GAAP earnings per basic and diluted share, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of (i) expenses related to acquisition activities including legal, investment banking, accounting and other transaction related expenses associated with the Company’s previously announced acquisition by CECO Environmental Corp.and the associated tax benefit of these charges in the current year period and (ii) previously disclosed CFO separation/transition expenses and the associated tax benefit of these charges in the prior year period. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to compare the company’s results over multiple periods. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP net income, non-GAAP operating income, non-GAAP operating margin and non-GAAP earnings per basic and diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Met-Pro’s results as reported under GAAP.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the tables above present the most directly comparable GAAP financial measure and reconcile non-GAAP net income, non-GAAP operating income, non-GAAP operating margin and non-GAAP earnings per diluted share to the comparable GAAP measures.

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